Exhibit 99.3

DIGERATI TECHNOLOGIES, INC. AND SKYNET TELECOM, LLC.

Unaudited Pro Forma Consolidated Balance Sheet

and

Unaudited Pro Forma Consolidated Statements of Operations

On December 31, 2021, our indirect, wholly owned subsidiary, Shift8 Networks, Inc., a Texas corporation (“Shift8”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Skynet Telecom LLC, a Texas limited liability company (“Seller” “Skynet”), and Paul Golibart and Jerry Ou, each an individual resident in the State of Texas (each, an “Owner” and collectively, the “Owners”). The Company also executed the Purchase Agreement.

Pursuant to the Purchase Agreement, Shift8 acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s communications business, including but not limited to subscriber-based Interconnected Voice Over Internet Protocol communication services (“I-VoIP”), Unified Cloud Communications Services (“UCCS”), and IPPBX based systems of telephony (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $5,800,000, subject to adjustment as provided in the Purchase Agreement (the “Purchase Price”). An amount of $4,100,000 in cash, subject to a Net Working Capital Adjustment as defined in the Purchase Agreement, was paid by Shift8 on the Closing Date. Included within the $4.1 million cash payment were amounts paid by Shift8 directly to creditors of the Seller as set forth in payoff letters. An additional $600,000 (the “Earn-out Amount”) was retained by Shift8 at the Closing and will be paid to Seller in accordance with the Purchase Agreement. An additional $100,000 (the “Holdback Amount”) was retained by Shift8 at the Closing and will be paid to Seller in accordance with the Purchase Agreement. Finally, $1,000,000 (the “Share Payment”) will be paid by Shift8 to Seller by issuance of restricted shares of the Company’s common stock to the Owners. The Share Payment will be made via the issuance of shares on the earlier of (i) the effective date of that certain Registration Statement on Form S-1 (File No. 333-258733) filed by the Company with the Securities and Exchange Commission on August 11, 2021 (in which case the stock will be valued at the price set forth in the prospectus that is a part of such Registration Statement, without underwriter discounts) and (ii) 180 days after December 31, 2021 (in which case the stock will be valued at the average of the last transaction price on the OTCQB for each of the 10 trading days immediately preceding such issuance date).

Certain Seller assets were excluded from Shift8’s purchase, including, but not limited to, cash held by the Seller, real property owned by the Seller and Owners, and certain contracts.

In connection with the Purchase Agreement, each of the Owners entered into Registration Rights Agreements and Lock-up Agreements with the Company. Pursuant to the Registration Rights Agreements, the Company shall give each Owner reasonable written notice of its intention to file a registration statement to register any of the shares issued by the Company other than registration statements on the Form S-1 referred to above or on Forms S-4 or S-8. The Owners have the right, subject to certain limitations, to require the Company to include some or all of the shares issued in the Share Payment in any such registration statement. Pursuant to the Lock-up Agreements, the Owners’ ability to sell or transfer their shares will be restricted during the period from December 31, 2021 until the earlier of (a) 180 days after the effective date of a registration statement under the Securities Act of 1933, as amended (“Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act or (b) 12 months from December 31, 2021.

The unaudited pro forma condensed consolidated combined financial information presented below has been prepared on the basis set forth in the notes below and have been presented to illustrate the estimated effects of the Skynet Asset Acquisition. The Skynet Asset Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The historical financial information of the Company has been derived from the unaudited consolidated financial statements of the Company as of October 31, 2021, as found in Form 10Q which was filed with the Securities and Exchange Commissions on December 14, 2021.

The historical financial information of Skynet has been derived from the unaudited financial statements of the Seller Parties as of and for the three months ended October 31, 2021, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on January 21, 2022.

The historical financial information of the Company has been derived from the audited consolidated financial statements of the Company as of July 31, 2021, as found in Form 10K which was filed with the Securities and Exchange Commissions on October 26, 2021.

The historical financial information of Skynet has been derived from the audited financial statements of the Seller Parties for the year ended July 31, 2021, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on January 21, 2022.

The following unaudited pro forma consolidated balance sheet as of October 31, 2021, and the unaudited pro forma consolidated statement of operations for the three months ended October 31, 2021, and twelve months ended July 31, 2021 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X Article 11 using accounting policies in accordance with U.S. GAAP.

The pro forma adjustments presented below are based on preliminary estimates and currently available information and assumptions that management believes are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The notes to the unaudited pro forma condensed consolidated combined financial information provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical financial statement caption amounts for Skynet have been reclassified or combined to conform to presentation and the disclosure requirements of the combined company.

DIGERATI TECHNOLOGIES, INC. AND SKYNET TELECOM, LLC.

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

As of October 31, 2021

	Historical (unaudited)		Pro Forma		Pro Forma
	Digerati	SkyNet	Adjustments	Note 3	Consolidated

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,646	$754	$(754)	(a)	$1,646
Accounts receivable, net	471	179	(55)	(e)	595
Prepaid and other current assets	218	261	(253)	(e)	226
Total current assets	2,335	1,194	(1,062)		2,467

LONG-TERM ASSETS:
Intangible assets, net	8,093	-	4,176	(b)	12,269
Goodwill, net	3,931	-	1,624	(c)	5,555
Property and equipment, net	499	15	1	(d)	515
Other assets	79	12	(6)	(e)	85
Investment in Itellum	185	-	-		185
Right-of-use asset	822	35	10	(d)	867
Total assets	$15,944	$1,256	$4,743		$21,943

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,937	$61	(36)	(e)	$1,962
Accrued liabilities	2,703	254	(113)	(e)	2,844
Equipment financing	28	-	-		28
Convertible note payable, current, net $212	1,477	-	-		1,477
Note payable, current, related party, net $0	1,000	-	1,500	(a)	2,500
Note payable, current, net $286	3,438	-	4,088	(f)	7,526
Deferred income	3	-	-		3
Derivative liability	12,340	-	-		12,340
Operating lease liability, current	478	42	3	(d)	523
Total current liabilities	23,404	357	5,442		29,203

LONG-TERM LIABILITIES:
Notes payable, related party, net $0	-	-	200	(a)	200
Note payable, net $4,293	6,727	-	-		6,727
Operating lease liability	344	-	-		344
Total long-term liabilities	7,071	-	200		7,271

Total liabilities	30,475	357	5,642		36,474

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001, 50,000,000 shares authorized
Convertible Series A Preferred stock, $0.001, 1,500,000 shares designated, 225,000 issued and outstanding	-	-	-		-
Convertible Series B Preferred stock, $0.001, 1,000,000 shares designated, 425,442 issued and outstanding	-	-	-		-
Convertible Series C Preferred stock, $0.001, 1,000,000 shares designated, 55,400 issued and outstanding	-	-	-		-
Series F Super Voting Preferred stock, $0.001, 100 shares designated, 100 issued and outstanding	-	-	-		-
Common stock, $0.001, 150,000,000 shares authorized, 139,138,039 issued and outstanding (25,000,000 reserved in Treasury)	139	-	-		139
Additional paid in capital	89,157	-	-		89,157
(Accumulated deficit) Retained earnings	(102,956)	899	(899)	(g)	(102,956)
Other comprehensive income	1	-	-		1
Total Digerati’s stockholders’ deficit	(13,659)	899	(899)		(13,659)
Noncontrolling interest	(872)	-	-		(872)
Total stockholders’ deficit	(14,531)	899	(899)		(14,531)
Total liabilities and stockholders’ deficit	$15,944	$1,256	$4,743		$21,943

See accompanying notes to unaudited pro forma consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND SKYNET TELECOM, LLC.

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

For the Three Months Ended October 31, 2021

	Historical (unaudited)		Pro Forma		Pro Forma
	Digerati	SkyNet	Adjustments	Note 3	Consolidated

OPERATING REVENUES:
Cloud software and service revenue	$3,777	$914	$-		$4,691

Total operating revenues	3,777	914	-		4,691

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	1,490	457	-		1,947
Selling, general and administrative expense	1,788	373	-		2,161
Legal and professional fees	574	-	-		574
Bad debt	13	11	-		24
Depreciation and amortization expense	492	2	160	(h)	654
Total operating expenses	4,357	843	160		5,360

OPERATING INCOME (LOSS)	(580)	71	(160)		(669)

OTHER INCOME (EXPENSE):
Gain (loss) on derivative instruments	4,433	-	-		4,433
Income tax benefit (expense)	(77)	-	-		(77)
Other income (expense)	(4)	1	-		(3)
Interest expense	(1,506)	-	(138)	(i)	(1,644)
Total other expense	2,846	1	(138)		2,709

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	2,266	72	(298)		2,040

Less: Net loss attributable to the noncontrolling interests	158	-	45	(j)	203

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	2,424	72	(253)		2,243

Deemed dividend on Series A Convertible preferred stock	(5)	-	-		(5)

NET INCEOM (LOSS) ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$2,419	$72	$(253)		$2,238

LOSS PER COMMON SHARE - BASIC	$0.02				$0.02

LOSS PER COMMON SHARE - DILUTED	$0.01				$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	138,719,017				138,719,017

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	250,723,611				250,723,611

See accompanying notes to unaudited pro forma consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND SKYNET TELECOM, LLC.

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except share amounts)

For the Year Ended July 31, 2021

	Historical		Pro forma		Pro Forma
	Digerati	SkyNet	Adjustments	Note 3	Consolidated

OPERATING REVENUES:
Cloud software and service revenue	$12,416	$3,562	$-		$15,978

Total operating revenues	12,416	3,562	-		15,978

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	5,135	1,512	-		6,647
Selling, general and administrative expense	7,019	1,428	-		8,447
Legal and professional fees	894	-	-		894
Bad debt	17	184	-		201
Depreciation and amortization expense	1,749	19	641	(h)	2,409
Total operating expenses	14,814	3,143	641		18,598

OPERATING INCOME (LOSS)	(2,398)	419	(641)		(2,620)

OTHER INCOME (EXPENSE):
Gain on derivative instruments	(9,935)	-	-		(9,935)
Gain on settlement of debt	560	161	-		721
Income tax benefit	(183)	-	-		(183)
Other income	(294)	22	-		(272)
Interest expense	(4,765)	-	(552)	(i)	(5,317)
Total other expense	(14,617)	183	(552)		(14,986)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(17,015)	602	(1,193)		(17,606)

Less: Net loss attributable to the noncontrolling interests	332	-	118	(j)	450

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(16,683)	602	(1,075)		(17,156)

Deemed dividend on Series A Convertible preferred stock	(20)	-	-		(20)

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(16,703)	$602	$(1,075)		$(17,176)

LOSS PER COMMON SHARE - BASIC	$(0.13)				$(0.13)

LOSS PER COMMON SHARE - DILUTED	$(0.13)				$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	129,411,947				129,411,947

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	129,411,947				129,411,947

See accompanying notes to unaudited pro forma consolidated financial statements

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Basis of Presentation and Description of Transactions

The unaudited pro forma consolidated financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and Skynet.

Basis of Presentation

The historical financial information of the Company has been derived from the unaudited consolidated financial statements of the Company as of October 31, 2021, as found in Form 10Q which was filed with the Securities and Exchange Commissions on December 14, 2021.

The historical financial information of Skynet has been derived from the unaudited financial statements of the Seller Parties as of and for the three months ended October 31, 2021, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on January 21, 2022.

The historical financial information of the Company has been derived from the audited consolidated financial statements of the Company as of July 31, 2021, as found in Form 10K which was filed with the Securities and Exchange Commissions on October 26, 2021.

The historical financial information of Skynet has been derived from the audited financial statements of the Seller Parties for the year ended July 31, 2021, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on January 21, 2022.

The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Skynet Asset Acquisition, (2) factually supportable and (3) with respect to the pro forma consolidated statement of operations, expected to have a continuing impact on the combined results of the Company following the Skynet Asset Acquisition.

The Skynet Asset Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. As the accounting acquirer, the Company has estimated the fair value of Skynet assets acquired and liabilities assumed and conformed the accounting policies of Skynet to its own accounting policies.

The pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 — Preliminary purchase price allocation

Description of Transaction

On December 31, 2021, our indirect, wholly owned subsidiary, Shift8 Networks, Inc., a Texas corporation (“Shift8”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Skynet Telecom LLC, a Texas limited liability company (“Seller” “Skynet”), and Paul Golibart and Jerry Ou, each an individual resident in the State of Texas (each, an “Owner” and collectively, the “Owners”). The Company also executed the Purchase Agreement.

Pursuant to the Purchase Agreement, Shift8 acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s communications business, including but not limited to subscriber-based Interconnected Voice Over Internet Protocol communication services (“I-VoIP”), Unified Cloud Communications Services (“UCCS”), and IPPBX based systems of telephony (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $5,800,000, subject to adjustment as provided in the Purchase Agreement (the “Purchase Price”). An amount of $4,100,000 in cash, subject to a Net Working Capital Adjustment as defined in the Purchase Agreement, was paid by Shift8 on the Closing Date. Included within the $4.1 million cash payment were amounts paid by Shift8 directly to creditors of the Seller as set forth in payoff letters. An additional $600,000 (the “Earn-out Amount”) was retained by Shift8 at the Closing and will be paid to Seller in accordance with the Purchase Agreement. An additional $100,000 (the “Holdback Amount”) was retained by Shift8 at the Closing and will be paid to Seller in accordance with the Purchase Agreement. Finally, $1,000,000 (the “Share Payment”) will be paid by Shift8 to Seller by issuance of restricted shares of the Company’s common stock to the Owners.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the Skynet Asset Acquisition:

Skynet
(in thousands)

Accounts receivable, net	$124
Inventory	8
Intangible assets and Goodwill	5,800
Property and Equipment, net	16
Operating lease right-of-use asset	45
Deposits and other assets	6

Total identifiable assets	$5,999

Less: Liabilities assumed	211

Total Purchase price	$5,788

The following table summarizes the cost of intangible assets related to the acquisition:

	Skynet	Useful Life
	(in thousands)	(in years)
Customer Relationships	$2,378	7
Trade Names and Trademarks	1,624	7
Non-Compete Agreement	174	2-3
Goodwill	1,624	-
Total intangible assets	$5,800

Note 3 — Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

a)	Adjustment to reflect the consideration transferred by the Company, which includes:

●	Cash paid at the closing of the Skynet Asset Acquisition of $4.1 million.
●	Elimination of $754,000 for the net cash not retained by the Company;
●	$600,000 in earn-out associated with the Customer Renewal Value, of which $400,000 is due in quarterly payments during the first year from the Skynet Asset Acquisition and included in the Current Note payable, related party in the pro forma balance sheet, and $200,000 is due in quarterly payments during the second year from the Skynet Asset Acquisition and included in the long term Note Payable, related party, net of current portion in the pro forma balance sheet.
●	$100,000 indemnification holdback due within the first year from the Skynet Asset Acquisition and included in the Current Note payable, related party in the pro forma balance sheet.

●	$1,000,000 is included in the Current Note payable, related party in the pro forma balance sheet until the restricted common stock is issued on the earlier of (i) the effective date of that certain Registration Statement on Form S-1 (File No. 333-258733) filed by the Company with the SEC on August 11, 2021 (in which case the Stock will be valued at the price set forth in the prospectus that is a part of such Registration Statement, without underwriter discounts) and (ii) 180 days after the Closing Date (in which case the Stock will be valued at the average of the last transaction price on the OTCQB for each of the 10 trading days immediately preceding such issuance date).

b)	Represents the preliminary purchase price allocated to the intangible assets based on the estimated fair values as follows:

Customer relationships: The fair value of the customer relationships was determined using an income approach based upon management’s assessment of prospective financial information and a discount rate based upon the Company’s weighted average cost of capital.

Non-compete provisions: The fair value of the non-compete provisions, was determined using an income approach based upon management’s assessment of prospective financial information, including an estimated impact of competition, and a discount rate based upon the Company’s weighted average cost of capital.

Trade Names and Trademarks: The fair value of the Trade names and trademarks were determined using an income approach based upon management’s assessment of prospective revenues, a royalty rate selected from a range of comparable licensing transactions and a discount rate based upon the Company’s weighted average cost of capital.

c)	Represents the preliminary purchase price allocated to goodwill in the Skynet Asset Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

d)	Adjustment to reflect the Property and equipment, right-of-use asset, and operating lease liability, acquired by the Company in the Skynet Asset Acquisition.

e)	Adjustment to eliminate certain Accounts receivables, Prepaid and other current assets, Accounts payable, and accrued liabilities, which were not transferred to the Company in the Skynet Asset Acquisition.

f)	Represents cash secured by the Company $4.088 million for the initial net cash payment made at closing for the Skynet Asset Acquisition and included in the Long Term Note payable in the pro forma balance sheet. The financing was secured as part of the Amended Credit Agreement and Note with Post Road and previously disclosed. (Per Item 1.01, Form 8-K filed with the SEC on December 23, 2021.)

g)	Adjustment to eliminate Skynet’s historical additional paid-in capital and retained earnings.

h)	Represents the future quarterly and annual amortization of the intangible assets based upon their estimated useful lives. The estimated useful lives were determined based on a review of the time period over which the economic benefit of each intangible asset is estimated to be generated.

i)	Represents interest expense incurred on the borrowings from the credit facility used to fund the acquisition at an interest rate of approximately 14.0%, as well as the amortization of the related deferred financing costs.

j)	Adjustment to allocate T3 Communications, Inc., Digerati’s operating subsidiary, net (loss) to redeemable noncontrolling interest holders, this is reflected in Digerati’s consolidated financial statements. The net (loss) allocated to noncontrolling interest is computed by applying the 19.99% ownership interest in T3 Communications, Inc.